EXHIBIT 23(E)(V) UNDER FORM N-1A
                                            EXHIBIT 1(E) UNDER ITEM 601/REG. S-K
                                   Exhibit D
                                     to the
                             Distributor's Contract

                              THE HUNTINGTON FUNDS
                                INTERFUND SHARES

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|           FUNDS            |DATE ADDED TO CONTRACT|
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|Huntington Money Market Fund|    June 23, 2006     |
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       In consideration of the mutual covenants set forth in the Distributor's
Contract dated June 23, 2006, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood"), the Investment Company executes and delivers this Exhibit with respect to Class of Interfund Shares of the Funds set forth above.

       Witness the due execution hereof this 23rd day of June, 2006.

THE HUNTINGTON FUNDS                    EDGEWOOD SERVICES, INC.


By:  /s/ B. Randolph Bateman            By:  /s/ Charles L. Davis. Jr.
Name:  B. Randolph Bateman              Name:  Charles L. Davis, Jr.
Title: President                        Title: President